EXHIBIT 5


                                   Law Offices

                            KARR - TUTTLE - CAMPBELL

                                  Founded 1904

                       A Professional Service Corporation

            1201 Third Avenue, Suite 2900, Seattle, Washington 98101
               Telephone (206) 223-1313, Facsimile (206) 682-7100

                                 Portland Office
       1212 Standard Plaza, 1100 S.W. Sixth Avenue, Portland, Oregon 97204
               Telephone (503) 248-1330, Facsimile (503) 222-4429

                         Please reply to Seattle Office


                               September 22, 2000

TTM Technologies, Inc.
17550 NE 67th Court
Redmond, WA 98052

Ladies and Gentlemen:

         We are acting as Washington counsel for TTM Technologies, Inc., a Washington corporation (the "Company"), in connection with the filing on September 22, 2000, by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), covering the registration under the Securities Act of 1933, as amended (the "Act") of 9,200,000 shares of the Company's common stock, no par value per share (the "Shares"), 5,600,000 of such Shares to be issued by the Company from time to time pursuant to the Company's Amended and Restated Management Stock Option Plan (Exhibit 4.3 to the Registration Statement) and 3,600,000 of such Shares to be issued by the Company from time to time pursuant to the Company's 2000 Equity Compensation Plan (Exhibitg 4.4 to the Registration Statement).

         We have examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

         Our opinion expressed herein is limited to the law of the State of Washington, and we do not express any opinion herein concerning any other law.

         Based upon and subject to the foregoing and having regard for such legal consideration as we deem relevant, we are of the opinion that the Shares have been duly authorized by the Company and when issued in accordance with the terms of the relevant Plan and paid for in accordance with the terms of the relevant Plan, the Shares will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement.

                                          Very truly yours,

                                          /s/ Karr Tuttle Campbell
                                          --------------------------------------
                                          KARR TUTTLE CAMPBELL
                                          A Professional Service Corporation